UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2021 (June 21, 2021)

Assisted 4 Living, Inc.

(Exact name of registrant as specified in its charter)

Nevada	333-226979	82-1884480
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6801 Energy Court, Suite 201 Sarasota, Florida	34240
(Address of Principal Executive Office)	(Zip Code)

(855) 668-3331

(Registrant’s telephone number, including area code)

n/a

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

On June 21, 2021, Assisted 4 Living, Inc., a Nevada corporation (the “Company”), through wholly-owned subsidiaries, entered into three Purchase and Sale Agreements and three Management Transfer Agreements (collectively, the “Purchase Agreements”) with Grace Care Centers and its affiliates (collectively, the “Sellers”) to acquire three skilled nursing facilities located in Texas (the “Facilities”), including the real property, buildings, structures, improvements, fixtures and certain other assets comprising the Facilities (together with the Facilities, the “Assets”) in exchange for an aggregate purchase price of $7,750,000 (the “Purchase Price”). The Facilities are located in Olney, Nocona and Henrietta, Texas.

The Company made an escrow deposit with the title company of $100,000 in connection with the execution of each of the three Purchase and Sale Agreements (the “Deposit”), which was split evenly amongst the Facilities. The Deposit will be applied towards the Purchase Price for that specific Facility, and is refundable if the Company terminates a particular Purchase and Sale Agreement. The closing of the transaction is to occur on or before August 2, 2021. Each Purchase and Sale Agreement allows the Company to extend the closing date for a particular Facility up to two additional 30-day periods by notifying the Sellers and delivering to the title company an additional $16,666.67 for the first thirty 30-day closing date extension and an additional $33,333.33 for the second thirty 30-day closing date extension. The additional deposits are treated the same as the Deposit.

The Sellers currently lease the Facilities to local hospital districts, who are currently the licensed operators of the Facilities. The Sellers also manage the day-to-day activities of the Facilities pursuant to management agreements. The transaction is conditioned upon these management agreements being assigned to and assumed by the Company. After the transaction closes, the Company will own the Assets and manage the day-to-day activities of the Facilities.

The transaction has been unanimously approved by the board of directors of the Company and the managers and members of the Sellers.

The foregoing summary of the Purchase Agreements and the transactions contemplated thereunder and any other agreements to be entered into by the parties are qualified in their entirety by reference to the full text of the Purchase Agreements, which are attached hereto as Exhibits 2.1 through 2.6 and are incorporated herein by reference. You are urged to read said exhibits attached hereto in their entirety.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
2.1	Purchase and Sale Agreement dated as of June 21, 2021 by and between Grace Properties Olney, LLC, and Real Living Property Holdings – Texas, LLC
2.2	Management Transfer Agreement dated as of June 21, 2021 by and between GCC Olney, LLC and Olney Health and Rehab Center, LLC
2.3	Purchase and Sale Agreement dated as of June 21, 2021 by and between Grace Properties Nocona, LLC, and Real Living Property Holdings – Texas, LLC
2.4	Management Transfer Agreement dated as of June 21, 2021 by and between GCC Nocona, LLC and Nocona Health and Rehab Center, LLC
2.5	Purchase and Sale Agreement dated as of June 21, 2021 by and between Grace Properties Henrietta, LLC, and Real Living Property Holdings – Texas, LLC
2.6	Management Transfer Agreement dated as of June 21, 2021 by and between GCC Henrietta, LLC and Henrietta Health and Rehab Center, LLC
2.7	Guarantee of Indemnification Obligations made as of June 21, 2021, by Jake Hallsted for the benefit of Nocona Health and Rehab Center, LLC, Henrietta Health and Rehab Center, LLC, Olney Health and Rehab Center, LLC and Real Living Property Holdings – Texas, LLC

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: June 24, 2021	ASSISTED 4 LIVING, INC.

	By:	/s/ Janet Huffman
Janet Huffman, CFO